UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 7, 2010

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2010, First BanCorp (the "Corporation") entered into an Exchange Agreement (the "Exchange Agreement") with the United States Department of the Treasury (the "Treasury") pursuant to which the Treasury agreed, subject to the satisfaction or waiver of certain closing conditions, to exchange all 400,000 shares of the Corporation's Fixed Rate Cumulative Perpetual Preferred Stock, Series F, with a liquidation preference of $1,000 per share (the "Series F Preferred Stock"), beneficially owned and held by the Treasury, for 400,000 shares of a new series of preferred stock, Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G (the "Series G Preferred Stock"), with a liquidation preference of $1,000 per share, plus additional shares of Series G Preferred Stock having a value equal to the accrued and unpaid dividends on the Series F Preferred Stock (which approximate $23.3 million as of July 6, 2010). The New York Stock Exchange (the "Exchange") has accepted the decision of the Corporation’s Audit Committee to issue the Series G Preferred Stock in reliance upon the financial viability exception to the Exchange’s requirement for stockholder approval. It is expected that the issuance of the Series G Preferred Stock will occur within the next thirty (30) days.

With the exception of the provisions relating to the conversion of the Series G Preferred Stock into shares of the Corporation's common stock, the terms of the Series G Preferred Stock are substantially similar to the terms of the Series F Preferred Stock to be exchanged. Shares of the Series G Preferred Stock qualify as Tier 1 regulatory capital and are entitled to quarterly cumulative dividends at a rate of 5% per annum through January 16, 2014, and 9% per annum thereafter. Shares of the Series G Preferred Stock do not have voting rights other than the right to vote as a class on certain matters that could adversely affect the Series G Preferred Stock. If dividends on the Series G Preferred Stock are not paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the Corporation's authorized number of directors will be automatically increased by two and the holders of the Series G Preferred Stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect those directors at the Corporation's next annual meeting of stockholders or at a special meeting of stockholders called for that purpose. These directors would be elected annually and serve until all accrued and unpaid dividends on the Series G Preferred Stock have been paid.

Under the terms of the Series G Preferred Stock, Treasury, and any subsequent holder of the Series G Preferred Stock, will have the right to convert the Series G Preferred Stock into the Corporation's common stock at any time. In addition, the Corporation will have the right to compel a conversion of the Series G Preferred Stock into common stock, subject to meeting the following conditions within nine months of the date of the Exchange Agreement:

a) the Corporation’s Series A through E Preferred Stock with a liquidation preference of at least $385 million is tendered in exchange for common stock;

b) the Corporation raises at least $500 million from the sale of its common stock to investors;

c) stockholders approve an amendment to the Corporation’s restated articles of incorporation to increase the number of authorized shares and change the par value of the common stock; and

d) the Corporation makes any adjustments to the conversion price for, and the number of shares underlying, the Series G Preferred Stock required by the anti-dilution provisions of the Series G Preferred Stock.

If converted by the Treasury, any subsequent holder of the Series G Preferred Stock, or the Corporation pursuant to either of the foregoing conversion rights, the conversion will occur at a thirty-five percent discount from the stock liquidation value; hence, each share of Series G Preferred Stock (having a liquidation preference of $1,000 per share) will convert into a number of shares of the Corporation's common stock equal to a fraction, the numerator of which is $650 and the denominator of which is the initial conversion price of $0.7252 per share, which is subject to adjustment pursuant to anti-dilution provisions.

Unless earlier converted by the Treasury, any subsequent holder of the Series G Preferred Stock, or the Corporation as described above, the Series G Preferred Stock will automatically convert into shares of the Corporation's common stock on the seventh anniversary of the issuance of the Series G Preferred Stock. In any such mandatory conversion, each share of Series G Preferred Stock will convert into a number of shares of the Corporation's common stock equal to a fraction, the numerator of which is $1,000 and the denominator of which is the market price of the Corporation's common stock at the time of such mandatory conversion (as such market price is determined pursuant to the terms of the Series G Preferred Stock).

As part of the terms of the Exchange Agreement, the Corporation also agreed to amend and restate the terms of a warrant (the "Warrant") dated January 16, 2009 that entitles the Treasury to purchase 5,842,259 shares of the Corporation's common stock. The amended and restated warrant (the "Amended and Restated Warrant"), which will be issued by the Corporation upon the issuance of the Series G Preferred Stock, will extend the term of the warrant and will adjust the initial exercise price of the Warrant to be consistent with the conversion price applicable to the Series G Preferred Stock.

None of the shares of Series G Preferred Stock, the Amended and Restated Warrant, the shares of common stock issuable upon conversion of the Series G Preferred Stock (the "Underlying Common Stock") or the shares of common stock issuable upon exercise of the Amended and Restated Warrant (the "Warrant Shares") will be subject to any contractual restriction on transfer.

The foregoing summary of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated into this Item 3.02 by reference. The Corporation proposes to issue the Series G Preferred Stock and the Amended and Restated Warrant referenced above pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The Corporation will not receive any cash proceeds from the issuance of the Series G Preferred Stock or the Amended and Restated Warrant. The Corporation will file, at the Treasury’s request once it is eligible to file a Form S-3, a shelf registration statement registering the resale of the shares of Series G Preferred Stock, the Amended and Restated Warrant, the Underlying Common Stock and the Warrant Shares.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated into this Item 3.03(a) by reference. As described in Item 1.01 above, the transactions contemplated by the Exchange Agreement, if and when completed, will result in the issuance of the Series G Preferred Stock, which will be a class of convertible preferred stock senior to the Corporation's common stock with respect to dividend rights, including cumulative dividend rights, and rights on liquidation, winding-up, and dissolution.

Item 5.01 Changes in Control of Registrant.

(b) Possible Change in Control

The information set forth in Item 1.01 above is incorporated in this Item 5.01(b) by reference. The conversion of all shares of Series G Preferred Stock as described in Item 1.01 above would result in the Treasury’s ownership of approximately 379.4 million shares of Common Stock, based on the accrued and unpaid dividends as of July 6, 2010 and the conversion price as of July 7, 2010. The Treasury's ownership of 379.4 million shares of common stock would result in a change in control of the Corporation since 92,542,722 shares of common stock are currently outstanding.

Item 7.01 Regulation FD Disclosure.

On July 7, 2010, the Corporation issued a press release announcing the terms of the Exchange Agreement with the Treasury. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The information disclosed under this Item 7.01 and Exhibit 99.1 are furnished to, and not filed with, the Commission.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits
Exhibit - Description of Exhibit

10.1 Exchange Agreement, dated as of July 7, 2010, by and between First BanCorp and the United States Department of the Treasury

10.2 Annex A to the Exchange Agreement, dated as of July 7, 2010, by and between First BanCorp and the United States Department of the Treasury – Form of Warrant

10.3 Annex B to the Exchange Agreement, dated as of July 7, 2010, by and between First BanCorp and the United States Department of the Treasury – Form of New Certificate of Designation

99.1 Press Release, dated July 7, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

July 7, 2010	By:	Lawrence Odell

Name: Lawrence Odell
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Exchange Agreement, dated as of July 7, 2010, by and between First BanCorp and the United States Department of the Treasury
10.2	Annex A to the Exchange Agreement, dated as of July 7, 2010, by and between First BanCorp and the United States Department of the Treasury – Form of Warrant
10.3	Annex B to the Exchange Agreement, dated as of July 7, 2010, by and between First BanCorp and the United States Department of the Treasury – Form of New Certificate of Designation
99.1	Press Release, dated July 7, 2010